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                                                             Exhibit (h)(1)(ii)

 LOGO OF LOOMIS SAYLES FUNDS

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                                                                October 1, 2005

Boston Financial Data Services, Inc.
Two Heritage Drive
Quincy, MA 02171
Attn: Legal Department

Re: Loomis Sayles High Income Opportunities Fund and the Loomis Sayles Securitized Asset Fund Letter Agreement

Dear Legal Department:

In accordance with the Section 15.1 of that certain Transfer Agency and Services Agreement, dated October 1, 2005, by and between the IXIS Advisor Cash Management Trust, IXIS Advisor Funds Trust I, IXIS Advisor Funds Trust II, IXIS Advisor Funds Trust III, IXIS Advisor Funds Trust IV, Loomis Sayles Funds I, Loomis Sayles Funds II (together the "Trusts") and Boston Financial Services, Inc. ("Boston Financial") (as amended to the date hereof, the "Transfer Agency Agreement"), Loomis Sayles Funds I hereby notifies you that, with respect to the Loomis Sayles High Income Opportunities Fund and the Loomis Sayles Securitized Asset Fund (the "Funds") only, Section 3 of the Transfer Agency Agreement is hereby revised to provide that Loomis, Sayles & Company, L.P., and not the Funds, shall be responsible for all payments relating to the Funds under Section 3 of the Transfer Agency Agreement. Section 3 of the Transfer Agency Agreement shall continue to apply to all other series of the Trusts and shall remain unaffected with respect to those series by this Letter Agreement.

Please indicate your acceptance of the foregoing with respect to the Transfer Agency Agreement by executing three copies of this Letter Agreement, returning two copies to the Trust and retaining one copy for your records.

By: /s/ John Hailer
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    John Hailer
    Executive Vice President, Loomis Sayles Funds I

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Boston Financial Data Services, Inc.

By: /s/ Richard Ahl
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Loomis, Sayles & Company, L.P.
By: Loomis, Sayles & Company, Inc., its general partner

By: /s/ Kevin Charleston
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    Kevin Charleston
    Director